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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


        We hereby consent to the use in this Registration Statement on Form S-1 of our report dated June 16, 1999, except as to the second paragraph of Note 8 which is as of July 15, 1999, relating to the consolidated financial statements of National Information Consortium, Inc., and of our reports dated May 6, 1999, relating to the financial statements of Indian@ Interactive, Inc., Kansas Information Consortium, Inc., Nebrask@ Interactive, Inc. and Arkansas Information Consortium, Inc., which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.


/s/ PRICEWATERHOUSECOOPERS LLP
Kansas City, Missouri


July 14, 1999